Wuxi Maternity and Children Hospital VIP Birthing Centre
Supplementary Agreement

Agreement between
Wuxi Maternity and Children Hospital ("WMCH")
and
Proactive Medicare (Wuxi) Company Limited ("PMWCL")

Both parties signed the "Wuxi Maternity and Children Hospital VIP Birthing Centre Cooperative Agreement" (hereafter as "Cooperative Agreement") on 3 April 2004 at WuXi, P. R. China. According to the terms in the Cooperative Agreement, both parties have reached a consensus on the following issues and sign this supplementary agreement (hereafter as "Supplementary Agreement").

1、 **Investment Sum**

Term 4.1.3 at Cooperative Agreement: After both parties' discussion and approval, the agreed investment sum is RMB6,800,000 ("Agreed Investment Sum"). The Agreed Investment Sum does not include PMWCL's opening expenses, details list on Appendix 1. Both parties acknowledge: Before the opening of the VIP Birthing Centre, the renovation, decoration, equipment & facility installation, staff training and opening preparation scheme may have changes that will lead to an increase in the actual expenses for PMWCL compared to the budget investment at Appendix 1. PMWCL will provide related details to WMCH upon request. Both parties agree to the term 5.3 of the Cooperative Agreement that the "Profit Sharing" affecting investment sum is based on the Agreed Investment Sum.

2、 **Staff Training**

Term 3.4.2 at Cooperative Agreement: "Right after signing the Cooperative Agreement, three doctors or nurses will be chosen by both parties for training at Johns Hopkins for two weeks…" changed to "Right after signing the Cooperative Agreement, five doctors or nurses will be chosen by both parties for training at Johns Hopkins for two weeks…".

3、 **WMCH and the VIP Birthing Centre ("Centre) Fee and Bonus Scheme**

According to the related terms in the Cooperative Agreement, both parties agree with the following scheme:

1.1 Related services package fee (Appendix 2)

1.2 Manpower resources and bonus (Appendix 3)

1.3 Bonus Scheme (Appendix 4)

4、 **Validity**

This agreement has four original copies, both parties keep two copies. This agreement is valid upon signing by both parties and it has the same legal authentification as the Cooperative Agreement. If there is any amendment, it requires a written agreement by both parties is required.

Wuxi Maternity and Children Hospital

Signature：

Date :

Proactive Medicare (Wuxi) Company Limited

Signature：

Date：

Wuxi Maternity and Children Hospital VIP Birthing Centre
Supplementary Agreement

Appendix 2: Related Services Package Fee

Related Services Package		
Related Services Package	**Scheme**	**Remark**
Operation Room	Income attributable to Operation Room	All the costs incurred in operation room (including operation fee, anesthetic fee and treatment fee).
Lab Examination	Lab bill income attributable to the laboratory	
Anesthetist	Income from doing anesthesia and anesthetic drugs for labour and delivery is attributable to the Department of Anesthesia. Income from other related services is attributable to Centre.	
Chinese/Western Medicine	Chinese/Western medicine income attributable to pharmacy	
Ultrasound Services in Centre	Income attributable to Centre, operated by doctors in Centre	If there is any problem, patients will be referred to Central Ultrasound Unit.
Referral to Central Ultrasound Unit	Income attributable to Ultrasound Unit	
Consultation Fee	Income attributable to Centre	All consultation-related services (including consultation fee, nursing care and misc. fee & diagnosis fee). Anesthetic fee is not included.
Special Items	Income attributable to Centre	Special item charges submitted by Hospital to the Pricing Commission (includes operation by named doctor)
Dietician	Income attributable to Hospital	Each pregnant woman has a chance to have dietician advices.
Neo-parental Unit	Income attributable to Hospital	Daily round and delivery attended by doctors titled Vice-Director or above.
Specialist Outpatient Services		
Specialist Outpatient Services	Centre pays RMB100/person to Hospital	Fee package (excluding full-time doctors of the Centre), to be arranged by Hospital. This proposal will be effective when the Pricing Commission approves the RMB300 appointment fee. Other income attributable to Centre.
Central Obstetric Support		
Central Obstetric Support		
Doctors & Nurses Replacement during their Off duty Period	---	Arranged by Hospital
Deployment of Doctors	---	Arranged by Hospital

Wuxi Maternity and Children Hospital VIP Birthing Centre
Supplementary Agreement

Appendix 2: Related Services Package Fee

Supply、Catering		
Related Services Package	**Scheme**	**Remark**
Supply		
Normal Material Supply	Patient charges assigned to Centre	Hospital has the same standard of charges for Centre as other corresponding departments
Sterilization Material Supply	Patient charges assigned to Centre	Hospital has the same charge standard for Centre as other compatible departments
Medical Material Supply	Patient charges assigned to Centre	Hospital has the same charge standard for Centre as other compatible departments
Catering	Patient charges assigned to Canteen	Fixed or special menu
Support Services		
Support Services		
- Security	Hospital can charge Centre for security fee equivalent to 2 security guards force.	Female security guard stations at Centre 24 hours a day
- Car Park	Hospital provides 3 free parking spaces	
- Laundry	Use central laundry services, charges same as other departments.	If Central authority imposes new charges on other departments, Hospital needs to provide the price list.
- Central Air-conditioning Supply	Every year from 22 May to 15 Oct, cool air-conditioning From 15 Nov to 15 Mar, warm air-conditioning	Hospital can charge Centre RMB 7/patient/day during the assigned period
- Water, Electricity, Oxygen & Misc. Fee	RMB200 hundred per annum (12 months), which includes the services below:	Water & electricity charges can be adjusted according to the inflation rate launched by the Pricing Commission each year (78% of the annual fee)
• Escalator		
• Electricity Allocation		
• Maintenance Fee		
• Garbage Clear-up & Transport Fee		
• Cleansing Fee		Cleansing staff in Centre provide normal cleaning services from 7:00am to 9:00pm 365 days per year. Services requested other than this period or special cleaning are provided by central team

*The above charges are valid after Centre commences operations. If there is any policy change in future, charge adjustments should be proportional.

Wuxi Maternity and Children Hospital VIP Birthing Centre
Supplementary Agreement

Appendix 3: Manpower Resources and Bonus

Bonus		
Item	**Scheme**	**Remark**
Doctors' Salary & Basic Bonus - **Dept Head, Doctors**	Basic individual salary and bonus paid by Centre	Basic bonus is defined as the bonus offered to different grade of doctors in the Department of Obstetrics in the Hospital for the month.
Nurses' Salary & Bonus - **Head Nurse** - **Nurse / Midwife**	Basic individual salary and bonus paid by Centre	Basic bonus is defined as the bonus offered to different grade of nurses in the Department of Obstetrics in the Hospital in the month. Head Nurse: Position Allowance
Internal Referral Bonus	Hospital staff who refer pregnant women to deliver in Centre, their department can get bonus, actual amount & method to be separately discussed between both parties	Bonus rights is only limited to delivery and abortion referrals
Centre Management Staff		
Centre Management Staff		
Business & Operations Manager	Salary & bonus paid by Centre, salary package agreed by both parties	Chosen by PME, agreed by the hospital
Executive Assistant	Salary & bonus paid by Centre, salary package agreed by both parties	Both parties will consider to hire a person for this position in later days
Centre Fee/Accountant	Salary & bonus paid by Centre, salary package agreed by both parties	Open recruitment or assigning a staff from the Hospital, needed to be agreed by both parties
Financial Manager	This position is assumed by the existing Hospital Financial Manager, 50% of his annual income (salary & basic bonus) will be paid by Centre	

Remark：Centre guarantees to pay for the above basic salary and bonus. If the Centre's income amount for the particular month is not enough, PMWCLwill subsidize.

Wuxi Maternity and Children Hospital VIP Birthing Centre
Supplementary Agreement

Appendix 4: Bonus Scheme (Appendix 4)

1.5% of the Centre's monthly income will be allocated as below.

(Hospital opens a separate account for the VIP Birthing Centre)

Item	Scheme	Remark
Training Reserve	Fixed Monthly RMB1000.-	Reserve for staff continuing education
Welfares Recreation Reserve	Fixed Monthly RMB500.-	
Hospital Management and Related Departments	1.5% of the Centre monthly income after deducting the training & reserves will be given to Hospital to distribute to related persons or departments.	Hospital decides allocation method
	Staff Extra Bonus	
Staff Extra Bonus	PMWCL guarantees the minimum extra monthly bonus as : Vice-Chief Doctor RMB300 Attending Doctor RMB250 Doctor/Nurse RMB200	If Centre's monthly occupancy rate achieves 50% or above, PMWCL will offer additional special bonus.